Exhibit 10-30

AMENDMENT NO. 1
to
LONG-TERM EXECUTIVE INCENTIVE SHARE PLAN
of
ENERGY EAST CORPORATION

          The Long-Term Executive Incentive Share Plan (the "Plan") of Energy East Corporation, is hereby amended as follows:

  A new Article XVII of the Plan is hereby added, effective as of January 1, 2001, which reads in its entirety as follows:

XVII.     Winding Down of Plan

Notwithstanding anything to the contrary contained in this Plan, no new Performance Cycles shall commence on or after January 1, 2001, and no new initial grants of Performance Shares shall be made under the Plan on or after that date. All Performance Shares and Dividend Performance Shares in Participants' Performance Share Accounts for Performance Cycles which commenced prior to January 1, 2001 will continue to accrue Dividend Performance Shares in accordance with Article V hereof.

  Article XV, Section B of the Plan is hereby amended, effective as of June 15, 2001, to read in its entirety as follows:

B.     Additional Payments after a Change in Control. Notwithstanding anything contained herein to the contrary, if, following a Change in Control, the Plan continues in full force and effect for the remainder (if any) of Performance Cycles that began before and end after the Change in Control, a Participant shall be entitled to receive additional incentive award payments with respect to such Performance Cycles, equal to the excess of (i) the amounts determined in accordance with Articles IX and X hereof over (ii) the amounts previously paid with respect to such Performance Cycles pursuant to paragraph (iii) of Section A above.
  Article XV, Section C of the Plan is hereby amended, effective as of June 15, 2001, to read in its entirety as follows:

C.     Definition of a Change in Control.

A "Change in Control" shall be deemed to have occurred if the conditions set forth in any of the following paragraphs shall have been satisfied:

(i)  an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (l) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

(ii)  a change in the composition of the Board such that the individuals who, as of June 15, 2001, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section C of Article XV, that any individual who becomes a member of the Board subsequent to June 15, 2001, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board, but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or any entity controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, direct or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the Company resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)  the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of the definition of Change in Control in this Section C, "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
  Article XVI of the Plan is amended, effective as of June 15, 2001, to read in its entirety as follows:

Plan Administration After a Change in Control

Notwithstanding any other provisions of the Plan (including, without limitation, Articles III and XII hereof), neither the Board, nor the Committee shall be authorized to, and no termination, suspension, modification or amendment of the Plan shall be permitted to, amend or modify the terms and provisions (including, without limitation, the payment provisions) of any awards made to Participants in any way which adversely affects the rights of such Participants before such action is taken, if such action is taken (i) upon or after a Change in Control, or (ii) at the request of a third party that has taken steps reasonably calculated to effect a Change in Control.